Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements and Experts" in the Prospectus/Information Statement, and to the incorporation by reference of our reports dated February 26, 2015 (A&Q Equity Opportunity Fund LLC) and May 26, 2015 (A&Q Masters Fund) in the Statement of Additional Information, included in the Registration Statement (Form N-14 No. 333-207646; 811-22859) of A&Q Masters Fund.

/s/ ERNST & YOUNG LLP

New York, New York

December 8, 2015